[SOBIESKI BANCORP LETTERHEAD]

FOR IMMEDIATE RELEASE

Contact: Thomas F. Gruber, President and CEO
              (574) 271-8300

SOBIESKI BANCORP ANNOUNCES ANNUAL MEETING DATE

        SOUTH BEND, INDIANA -- July 29, 2002 -- Sobieski Bancorp, Inc.(Nasdaq-SCM: SOBI)

today announced that the Company's 2002 Annual Meeting of Stockholders will be held on

October 28, 2002 at 2:00 p.m., Eastern Standard Time, at the Company's main office,

located at 2930 W. Cleveland Road, South Bend Indiana 46628.

        The voting record date for the meeting is September 20, 2002.

        Sobieski Bancorp is the holding company of Sobieski Bank of South Bend, Indiana.